Consent of Independent Certified Public Accountants



Alford Refrigerated Warehouses, Inc.
Dallas, Texas

We hereby consent to the use in the Prospectus constituting a part of this Reg-istration Statement of our reported dated March 9, 1999, relating to the consol-dated financial statements of Alford Warehouses, Inc. which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Pros-pectus.



                                                  /s/ BDO Seidman, LLP
                                                  ------------------------------
                                                  BDO Seidman, LLP



Dallas, Texas
May 11, 1999